As filed with the Securities and Exchange Commission on February 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZIMVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	87-2007795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10225 Westmoor Drive

Westminster, CO 80021

(Address of Principal Executive Offices) (Zip Code)

ZIMVIE INC. 2022 STOCK INCENTIVE PLAN

ZIMVIE INC. STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

ZIMVIE INC. DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

ZIMVIE INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Heather J. Kidwell

Senior Vice President, Chief Legal and Compliance Officer and Corporate Secretary

ZimVie Inc.

10225 Westmoor Drive

Westminster, Colorado 80021

(Name and address of agent for service)

(303) 443-7500

(Telephone number, including area code, of agent for service)

Copy to:

Michelle Rutta, Esq.

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by ZimVie Inc. (the “Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering 6,600,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), available for issuance under (i) the ZimVie Inc. 2022 Stock Incentive Plan (the “2022 Stock Incentive Plan”), (ii) the ZimVie Inc. Stock Plan for Non-Employee Directors (the “Stock Plan for Directors”), (iii) the ZimVie Inc. Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan for Directors”) and (iv) the ZimVie Inc. Employee Stock Purchase Plan (together with the 2022 Stock Incentive Plan, the Stock Plan for Directors and the Deferred Compensation Plan for Directors, collectively, the “Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing with the Commission in accordance with the provisions of Rule 428 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plans as required by Rule 428(b)(1) promulgated under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated herein by reference:

•

the Registrant’s Registration Statement on Form 10 filed with the Commission on January 21, 2022, as amended by Amendment No. 1 filed on February 2, 2022, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•

the description of the Registrant’s Common Stock contained in the Information Statement filed as Exhibit 99.1 to the Registrant’s Registration Statement on Form 10 filed with the Commission on February 2, 2022, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement (other than any such documents or portions thereof which are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items) and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) will contain such a provision. Any amendment to or repeal of such provision will not eliminate or reduce any right or protection of a director of the Registrant in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise, prior to such amendment or repeal.

Section 145 of the DGCL provides that a corporation may indemnify any current or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation—a “derivative action”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such Proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

The Amended and Restated Certificate of Incorporation will provide that each person who was or is made a party or is threatened to be made a party to or is involved in any Proceeding, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another organization, including service with respect to employee benefit plans, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may thereafter be amended to provide broader indemnification rights than authorized prior to such amendment. The Registrant will indemnify such persons against all expense, liability and loss (including attorneys’ fees, judgments, fines and amounts paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith if the following standards are met:

•	such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests; and

•	with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

Section 145 of the DGCL also permits a corporation to pay expenses of defense incurred by a director or officer in defending a Proceeding in advance of the final disposition of such Proceeding upon receipt (in the case of a current director or officer) of an undertaking to repay any amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified by the corporation. The Amended and Restated Certificate of Incorporation will contain such a provision.

Such rights will not be exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, the Registrant’s amended and restated bylaws (the “Amended and Restated Bylaws”), vote of stockholders or disinterested directors or otherwise. The Amended and Restated Certificate of Incorporation will also specifically authorize the Registrant to maintain insurance and to grant similar indemnification rights, and rights to have the Registrant pay the expenses incurred in defending any Proceeding in advance of its final disposition, to its employees or agents.

The Registrant intends to enter into indemnification agreements with each of its directors and officers that provide the Registrant’s directors and officers with further indemnification and advancement of expenses, to the maximum extent permitted by law.

In addition, the Registrant expects to have a directors’ and officers’ liability policy that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retentions.

The foregoing descriptions of certain provisions of the DGCL and the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, the forms of which are filed as Exhibits 4.1 and 4.2, respectively, to this Registration Statement, and the arrangements referred to above, do not purport to be complete and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index immediately preceding the signature page hereto, which is incorporated herein by reference.

Item 9.	Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Amended and Restated Certificate of Incorporation of ZimVie Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 filed with the Commission on January 21, 2022)

4.2	Form of Amended and Restated Bylaws of ZimVie Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 filed with the Commission on January 21, 2022)

4.3*	ZimVie Inc. 2022 Stock Incentive Plan

4.4*	ZimVie Inc. Stock Plan for Non-Employee Directors

4.5*	ZimVie Inc. Deferred Compensation Plan for Non-Employee Directors

4.6*	ZimVie Inc. Employee Stock Purchase Plan

5.1*	Opinion of White & Case LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2	Consent of White & Case LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page hereto)

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on February 28, 2022.

ZIMVIE INC.

By:	/s/ Vafa Jamali
Vafa Jamali
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Vafa Jamali and Heather Kidwell, each with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Vafa Jamali and Heather Kidwell, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ Vafa Jamali Vafa Jamali	President, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2022

/s/ Richard Heppenstall Richard Heppenstall	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 28, 2022

/s/ Sandra Schneider Sandra Schneider	Chief Accounting Officer (Principal Accounting Officer)	February 28, 2022

/s/ David King David King	Director	February 28, 2022